Exhibit 3.50

Effective 3/18/94

BY-LAWS

OF

KIRSCHNER MEDICAL CORPORATION

(A Delaware Corporation)

ARTICLE I

STOCKHOLDERS

1. CERTIFICATES REPRESENTING STOCK. Every holder of stock in the corporation shall be entitled to have a certificate signed by, or in the name of, the corporation by the Chairman or Vice-Chairman of the Board of Directors, if any, or by the President or a Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the corporation certifying the number of shares owned by him in the corporation. If such certificate is countersigned by a transfer agent other than the corporation or its employee or by a registrar other than the corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

Whenever the corporation shall be authorized to issue more than one class of stock or more than one series of any class of stock, and whenever the corporation shall issue any shares of its stock as partly paid stock, the certificates representing shares of any such class or series or of any such partly paid stock shall set forth thereon the statements prescribed by the Delaware General Corporation Law. Any restrictions on the transfer or registration of transfer of any shares of stock of any class or series shall be noted conspicuously on the certificate - representing such shares.

The corporation may issue a new certificate of stock in place of any certificate theretofore issued by it, alleged to have been lost, stolen, or destroyed, and the Board of Directors may require the owner of any lost, stolen, or destroyed certificate, or his legal representative, to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate or the issuance of any such new certificate.

2. FRACTIONAL SHARE INTERESTS. The corporation may, but shall not be required to, issue fractions of a share. In lieu thereof it shall either pay in cash the fair value of fractions of a share, as determined by the Board of Directors, to those entitled thereto or issue scrip or fractional warrants in registered or bearer form over the manual or facsimile signature of an officer of the corporation or of its agent, exchangeable as therein provided for full shares, but such scrip or fractional warrants shall not entitle the holder to any rights of a shareholder except as therein provided. Such scrip or fractional warrants may be issued subject to the condition that the same shall become void if not exchanged for certificates representing full shares of stock before a specified date, or subject to the condition that the shares of stock for which such scrip or fractional warrants are exchangeable may be sold by the corporation and the proceeds thereof distributed to the holders of such scrip or fractional warrants, or subject to any other conditions which the Board of Directors may determine.

3. STOCK TRANSFERS. Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, transfers or registration of transfers of shares of stock of the corporation shall be made only on the stock ledger of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation or with a transfer agent or a registrar, if any, and on surrender of the certificate or certificates for such shares of stock properly endorsed and the payment of all taxes due thereon.

4. RECORD DATE FOR STOCKHOLDERS. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to or dissent from any corporate action in writing without a meeting, or for the purpose of determining stockholders entitled to receive payment of any dividend or other distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the directors may fix, in advance, a date as the record date for any such determination of stockholders. Such date shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no record date is fixed, the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. When a determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders has been made as provided in this paragraph, such determination shall apply to any adjournment thereof; provide, however, that the Board of Directors may fix a new record date for the adjourned meeting.

5. MEANING OF CERTAIN TERMS. As used herein in respect of the right to notice of a meeting of stockholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term “share” or “shares” or “share of stock” or “shares of stock” or “stockholder” or “stockholders” refers to an outstanding share or shares of stock and to a holder or holders of record of outstanding shares of stock when the corporation is authorized to issue only one class of shares of stock, and said reference is also intended to include any outstanding share or shares of stock and any holder or holders of record of outstanding shares of stock of any class upon which or upon whom the certificate of incorporation confers such rights where there are two or more classes or series of shares of stock or upon which or upon whom the Delaware General Corporation Law confers such rights notwithstanding that the certificate of incorporation may provide for more than one class or series of shares of stock, one or more of which are limited or denied such rights thereunder; provided, however, that no such right shall vest in the event of an increase or a decrease in the authorized number of shares of stock of any class or series which is otherwise denied voting rights under the provisions of the certificate of incorporation.

6. STOCKHOLDER MEETINGS.

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TIME. The annual meeting shall be held on the date and at the time fixed, from time to time, by the directors, provided, that first annual meeting shall be held on a date within thirteen months after the organization of the corporation, and each successive annual meeting shall be held within the time period prescribed by applicable law. A special meeting shall be held on the date and at the time fixed by the directors.

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PLACE. Annual meetings and special meetings shall be held at such place, within or without the State of Delaware, as the directors may, from time to time, fix. Whenever the directors shall fail to fix such place, the meeting shall be held at the registered office of the corporation in the State of Delaware.

•	CALL. Annual meetings and special meetings may be called by the directors or by any officer instructed by the directors to call the meeting.

•	NOTICE OR WAIVER OF NOTICE. Written notice of all meetings shall be given, stating the place, date, and hour of the meeting and stating the place within the city or other municipality or community at which the list of stockholders of the corporation may be examined. The notice of an annual meeting shall state that the meeting is called for the election of directors and for the transaction of other business which may properly come before the meeting, and shall (if any other action which could be taken at a special meeting is to be taken at such annual meeting) state the purpose or purposes. The notice of a special meeting shall in all instances state the purpose or purposes for which the meeting is called. If any action is proposed to be taken which would, if taken, entitle stockholders to receive payment for their shares of stock, the notice shall include a statement of that purpose and to that effect. A copy of the notice of any meeting shall be given, personally or by mail, not less than ten days nor more than fifty days before the date of the meeting, unless the lapse of the prescribed period of time shall have been waived, and directed to each stockholder at his record address or at such other address which he may have furnished by request in writing to the Secretary of the corporation. Notice by mail shall be deemed to be given when deposited in the United States mail, postage prepaid. If a meeting is adjourned to another time, not more than thirty days hence, and/or to another place, and if an announcement of the adjourned time and/or place is made at the meeting, it shall not be necessary to give notice to the adjourned meeting unless the directors, after adjournment, fix a new record date for the adjourned meeting. Notice need not be given to any stockholder who submits a written waiver of notice by him before or after the time stated therein. Attendance of a person at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice.

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STOCKHOLDER LIST. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city or other municipality or community where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the corporation, or to vote at any meeting of stockholders.

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CONDUCT OF MEETING. Meetings of the stockholders shall be presided over by the Chairman of the Board, or the President, or a Vice-President, or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the stockholders. The Secretary of the corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor the Assistant Secretary is present, the Chairman of the meeting shall appoint a secretary of the meeting.

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PROXY REPRESENTATION. Every stockholder may authorize another person or persons to act for him by proxy in all matters in which a stockholder is entitled to participate, whether by waiving notice of any meeting, voting or participating at a meeting, or expressing consent or dissent without a meeting. Every proxy must be signed by the stockholder or by his attorney- in-fact. No proxy shall be voted or acted upon after three years from its date unless such proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and, if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally.

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INSPECTORS AND JUDGES. The directors, in advance of any meeting, shall appoint one or more inspectors of election or judges of the vote, as the case may be, to act at the meeting or any adjournment thereof. If an inspector or inspectors or judge or judges are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors or judges. In case any person who may be appointed as an inspector or judge fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector or judge, if any, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector or judge at such meeting with strict impartiality and according to the best of his ability. The inspectors or judges, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspector or inspectors or judge or judges, if any, shall make a report in writing of any challenge, question or matter determined by him or them and execute a certificate of any fact found by him or them.

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QUORUM. The holders of a majority in voting power of the outstanding shares of stock shall constitute a quorum at a meeting of stockholders for the transaction of any business. The stockholders present may adjourn the meeting despite the absence of a quorum.

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VOTING. In the election of directors, a plurality of the votes cast shall elect. Any other action shall be authorized by a majority of the votes cast except where the General Corporation Law prescribes a different percentage of votes and/or a different exercise of voting power. In the election of directors, voting shall be by ballot. Voting by ballot shall not be required for any other corporate action except as otherwise provided by the General Corporation Law.

7. WRITTEN CONSENT. Whenever the corporation’s stockholders have taken action by written consent in lieu of a meeting, such consent shall not become effective until the legal sufficiency of the stockholders’ consents has been established. The Board of Directors may take all ministerial actions reasonably necessary to determine the legal sufficiency of such consents; including without limitation hiring an independent party to review the consents for appropriate signatures, execution by a holder of record as of the record date, delivery by appropriate means to an appropriate recipient, timely delivery of consents relating to a sufficient number of shares to take action and conformity with all other applicable requirements of Delaware law. The record date with respect to any such consent shall be established by the Board of Directors unless otherwise provided by, and subject to the limitations imposed pursuant to, applicable law or the certificate of incorporation.

8. STOCKHOLDER BUSINESS PROPOSALS. At any annual meeting of the Corporation’s stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or supplement thereto) given by or at the direction of the Board of Directors; (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors; or (C) otherwise properly brought before an annual meeting by a stockholder only if written notice of the stockholder’s intent to propose such business has been given, either by a personal delivery or by United States mail, first class postage prepaid, to the Secretary of the Corporation not less than One Hundred Twenty (120) days in advance of the date of the Proxy Statement released to stockholders in connection with the previous year’s annual meeting. Each notice of new business must set forth: (i) the name and address of the stockholder who intends to raise the new business; (ii) the business desired to be brought forth at the meeting and the reasons for conducting such business at the meeting; (iii) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote with respect to such business, is the beneficial holder of such stock, and intends to appear in person or by proxy at the meeting to move the consideration of such business; and (iv) shall otherwise be in full compliance with the applicable requirements of the Securities Exchange Act of 1934, as amended. The chairman of the meeting may refuse to acknowledge a motion to consider any business that he determines was not made in compliance with the foregoing procedures.

An adjourned meeting, if notice of the adjourned meeting is not required to be given to stockholders, shall be regarded as a continuation of the original meeting, and any notice of a new business must meet the foregoing requirements based upon the date on which notice or public disclosure of the date of the original meeting was given or made. In the event of an adjourned meeting where notice of the adjourned meeting is required to be given to stockholders, any notice of new business made by a stockholder with respect to the adjourned meeting must meet the foregoing requirements based upon the date on which notice or public disclosure of the date of the adjourned meeting was given or made.

No action may be taken by the Board of Directors (whether through amendment of the By-Laws or otherwise) to amend, alter, change or repeal, directly or indirectly, the provisions of this ARTICLE I, Section 8 of the By-Laws, unless at least a majority of the directors shall concur in such action.

ARTICLE II

DIRECTORS

1. FUNCTIONS AND DEFINITION. The business of the corporation shall be managed by the Board of Directors of the corporation. The use of the phrase “whole board” herein refers to the number of directors which the corporation would have if there were no vacancies.

2. QUALIFICATIONS AND NUMBER. A director need not be a stockholder, a citizen of the United States, or a resident of the

State of Delaware. The Board of Directors shall consist of not less than four (4) nor more than ten (10) persons. The number of directors constituting the whole Board shall be established by resolution of the Board of Directors, and the Board may be increased or decreased from time to time by action of the Board of Directors.

3. ELECTION AND TERM. The first Board of Directors shall be elected by the incorporator and shall hold office until the first annual meeting of stockholders and until their successors have been elected and qualified or until their earlier resignation or removal. Any director may resign at any time upon prior written notice to the corporation. Thereafter, directors who are elected at an annual meeting of stockholders, shall hold office until their successors have been elected and qualified or until their earlier resignation or removal.

4. STOCKHOLDER NOMINATION OF DIRECTOR CANDIDATES. Subject to the rights of holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation, nominations for the election of directors may be made by the Board of Directors or a committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of directors generally. However, any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if written notice of such stockholder’s intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the corporation not later than (i) with respect to an election to be held at an annual meeting of stockholders, ninety days prior to the anniversary date of the record date set for the immediately preceding annual meeting of stockholders, and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a director of the corporation if so elected. The presiding officer at the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures.

No action may be taken by the Board of Directors (whether through amendment of the By-Laws or otherwise) to amend, alter, change or repeal, directly or indirectly, the provisions of this ARTICLE II, Section 4 of the By-Laws, unless at least a majority of the directors shall concur in such action.

5. REMOVAL OF DIRECTORS. Subject to the provisions of the certificate of incorporation, any or all of the directors may be removed, with or without cause, in the manner and by the vote prescribed under the General Corporation Law. For the purpose of this Section 5, the removal “with cause” shall mean that the director to be removed has been convicted of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal, or that the director to be removed has been adjudged to be liable for gross negligence or willful misconduct in the performance of his duty to the corporation by a court of competent jurisdiction and such adjudication is no onger subject to direct appeal.

6. VACANCIES. Any vacancy occurring in the Board of Directors and any directorship to be filled by reason of an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. Any director elected to fill a vacancy created other than by reason of an increase in the number of directors shall be elected for the unexpired term of his or her predecessor in office. Any director elected to fill a vacancy by reason of an increase in the number of directors may continue in office only until the next election of directors by the stockholders.

No action may be taken by the Board of Directors (whether through amendment of the By-Laws or otherwise) to amend, alter, change or repeal, directly or indirectly, the provisions of this ARTICLE II, Section 6 of the By-Laws, unless at least a majority of the directors shall concur in such action.

7. MEETINGS.

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TIME. Meetings shall be held at such time as the Board shall fix, except that the first meeting of a newly elected Board shall be held as soon after its election as the directors may conveniently assemble.

•	PLACE. Meetings shall be held at such place within or without the State of Delaware as shall be fixed by the Board or may be held by telephone.

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CALL. No call shall be required for regular meetings for which the time and place have been fixed. Special meetings may be called by or at the direction of the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, or the President, or of a majority of the directors in office.

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NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER. No notice shall be required for regular meetings for which the time and place have been fixed. Written, oral, or any other mode of notice of the time and place shall be given for special meetings in sufficient time for the convenient assembly of the directors thereat. The notice of any meeting need not specify the purpose of the meeting. Any requirement of furnishing a notice shall be waived by any director who signs a written waiver of such notice before or after the time stated therein.

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QUORUM AND ACTION. A majority of the whole Board shall constitute a quorum, except when a vacancy or vacancies prevents such majority, whereupon a majority of the directors in office shall constitute a quorum, provided, that such majority shall constitute at least one-third of the whole Board. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting to another time and place. Except where the Delaware General Corporation Law may require a greater number, the act of the Board shall, be the act by the affirmative vote of a majority of the directors present at a meeting, a quorum being present.

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CHAIRMAN OF THE MEETING. The Chairman of the Board, if any and if present and acting, shall preside at all meetings. Otherwise, the President, if any and if present and acting, or any other director chosen by the Board, shall preside.

8. ACTION IN WRITING. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

ARTICLE III

OFFICERS

1. ELECTIONS; NUMBER; QUALIFICATIONS. The officers of the corporation shall be elected by the Board of Directors, and shall include a Chairman of the Board, a President, one or more Vice-Presidents, a Secretary, one or more Assistant Secretaries, a Treasurer and such other officers as the Board of Directors shall choose. The Board of Directors may, by resolution, create, increase, reduce or eliminate the number of offices to be filled by vice-presidents, assistant vice presidents, assistant secretaries or assistant treasurers. The Board of Directors may choose such other officers and appoint such agents as it shall deem necessary who shall hold office for such terms and shall exercise such powers and perform such duties as the Board shall determine. Any two or more offices may be held by the same individual.

2. ELECTION AND TERMINATION. The officers of the corporation shall be chosen by the Board of Directors at the annual meeting of the Board following the annual meeting of stockholders or as soon thereafter as conveniently possible. Each officer shall hold office until his successor shall have been chosen and shall have qualified or until his death or the effective date of his resignation or removal.

3. SALARIES. The salaries of all corporate officers and agents shall be fixed from time to time as may be authorized by the Board of Directors. No officer shall be prevented from receiving such salary by reason of being a director.

4. (a) CHAIRMAN OF THE BOARD. The Chairman of the Board may preside at all meetings of the directors. He shall perform such other duties as may be designated by the Board of Directors.

  (b) PRESIDENT. The President shall be the chief executive officer of the corporation and shall, in general, supervise and control all of the business and affairs of the corporation unless the Board of Directors shall designate another person to serve as the chief executive officer of the corporation. He shall preside at all meetings of stockholders, and in the absence of the Chairman of the Board at all meetings of directors and committees of directors at which he is present. He may sign with the Secretary or any other officer of the corporation thereunto authorized by the Board of Directors, any deeds, bonds, mortgages, contracts or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof has been expressly delegated by these By-Laws or by the Board of Directors to some other officer or agent of the corporation, or shall be required by law to be otherwise executed. He shall perform such other duties as usually pertain to the office or maybe designated by the Board of Directors.

  (c) VICE-PRESIDENT. Any Vice-President shall perform such duties as from time to time may be assigned to him by the Board of Directors or the President.

  (d) THE SECRETARY AND ASSISTANT SECRETARIES. The Secretary or Assistant Secretary shall record all proceedings of the meetings of the stockholders and directors in the minute book of the corporation, shall cause all notices to be duly given in accordance with the provisions of these By-Laws and as required by law, shall see that the lists, books, reports, statements, certificates and other documents and records required by law are properly kept and filed, and shall have charge and custody of the seal of the corporation.

  (e) THE TREASURER AND ASSISTANT TREASURERS. The Treasurer and Assistant Treasurers shall have the custody of the corporate funds and securities, shall keep full and accurate accounts of receipts and disbursements, shall deposit all monies and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated in accordance with these By-Laws, and shall render a report and account of the transactions of the corporation and of the financial condition of the corporation whenever so required by the Board of Directors.

5. RESIGNATIONS; REMOVAL; FILLING OF VACANCIES. Any officer may resign at any time by giving notice of such resignation to the Board of Directors, the Chairman of the Board or President or the Secretary of the corporation. Unless otherwise specified in such notice, such resignation shall be effective upon receipt of such notice by the Board of Directors or such officer. Any officer may be removed at any time, either for or without cause, by action of the Board of Directors. Any vacancy in any office may be filled at any time by action of the Board of Directors.

6. BONDING. None of the officers, assistant officers or other employees, agents or representatives of the corporation shall be required to give bond unless the Board of Directors shall in its discretion require any such bond or bonds. Any bond so required shall be payable to the corporation in such amount and with such conditions and security as the Board of Directors may require.

ARTICLE IV

INSTRUMENTS, DEPOSITS, CHECKS, PROXIES

1. EXECUTION OF INSTRUMENTS. The President or any Vice-President my enter into any contract or execute and deliver any instrument in the name and on behalf of the corporation, subject to the control of the Board of Directors. The Board of Directors may authorize any officer or officers, or agent or agents, to enter into any contract or execute and deliver any instrument in the name and on behalf of the corporation, and such authorization may be general or confined to specific instances.

2. DEPOSITS. Funds of the corporation may be deposited from time to time to the credit of the corporation with such depositories as may be selected by the Board of Directors or by any committee, officer or officers, agent or agents of the corporation to whom such power may be delegated from time to time by the Board of Directors.

3. CHECKS, DRAFTS, ETC. All checks, bills of exchange and other orders for payment of money, promissory notes, acceptances or other evidences of indebtedness are to be signed by such officer or officers, employee or employees, agent or agents of the corporation, and in such manner, as are authorized by resolution of the Board of Directors, or are authorized by any committee, officer or officers, employee or employees, of the corporation to whom such power is delegated from time to time by the Board of Directors. To the extent authorized by the Board of Directors such signature or signatures may be facsimiles.

4. PROXIES. Proxies to vote with respect to shares of stock of other corporations owned by or standing in the name of the corporation may be executed and delivered from time to time on behalf of the corporation by the President or any Vice-President, or by any other person or persons thereunto authorized by the Board of Directors.

ARTICLE V

DIVIDENDS

1. DECLARATION. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

2. RESERVE. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Board of Directors from time to time shall think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the Board of Directors shall think conducive to the interests of the corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE VI

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify pursuant to the applicable provisions of the Delaware General Corporation Law.

It is the intention of this Article that the corporation indemnify directors and officers to the fullest extent permitted by law. The foregoing right of indemnification shall not be exclusive of other rights to which such director or officer may be entitled as a matter of law.

Expenses incurred and amounts paid in settlement with respect to any action, suit or proceeding of the character described above may be advanced by the corporation prior to the final disposition thereof upon receipt of an undertaking by or on behalf of the director or officer, in form and substance satisfactory to the corporation, to repay such amounts so advanced as shall not ultimately be determined to be payable to him under this Article.

ARTICLE VII

MISCELLANEOUS

1. FISCAL YEAR. The fiscal year of the corporation shall be determined by the Board of Directors.

2. AMENDMENT OF BY-LAWS. Except where otherwise specifically noted, these By-Laws may be altered, amended or repealed and new By-Laws may be adopted at any meeting of the Board of Directors of the corporation by a majority vote of the directors present at the meeting.